Exhibit 3.2

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

of

DAIMLER TRUST LEASING LLC
(a Delaware Limited Liability Company)

Dated as of March 25, 2009

by

DCFS USA LLC,
as Member

TABLE OF CONTENTS

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APPENDIX

Appendix A – Usage and Definitions	A-1

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This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, is made and entered into as of March 25, 2009 (as amended, restated, supplemented or otherwise modified, this “Agreement”), by DCFS USA LLC (“DCFS USA”), as the sole member (the “Member”) of DAIMLER TRUST LEASING LLC (the “Company”) and by Kevin P. Burns and Bernard J. Angelo, as the Independent Managers (as defined herein).

RECITALS

WHEREAS, the Member established the Company under the laws of the State of Delaware pursuant to a Certificate of Formation, dated as of January 13, 2009 and filed with the Office of the Delaware Secretary of State and effective as of January 15, 2009 (the “Certificate of Formation”);

WHEREAS, the Member desires to amend and restate the Limited Liability Company Agreement, dated as of January 15, 2009 (the “Original Agreement”), among DCFS USA and the Independent Managers, governing the Company; and

WHEREAS, the requirement in Section 7.02 of the Original Agreement to obtain an Opinion of Counsel has been fulfilled or waived.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Member hereby agrees as follows:

ARTICLE ONE

USAGE AND DEFINITIONS

Section 1.01.  Capitalized Terms; Rules of Usage.

(a)       Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A.  Appendix A also contains rules as to usage applicable to this Agreement.

(b)       The following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Authorized Officer” means authorized officers of the Company appointed by the Board pursuant to Section 4.18(a).

“Bank” means a depository institution at which one or more Company Accounts is maintained.

“Basic Documents” means any Transfer Agreement, purchase agreement, interest rate swap agreement and other agreements relating to the acquisition and disposition of Certificates by the Company, including the Intercreditor Agreement and any other documents and certificates delivered in connection with such agreements, as such agreements may be amended from time to time.

“Board” means the Board of Managers of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or the State of Delaware are authorized or obligated by law, regulation or executive order to close.

“Certificate of Formation” has the meaning specified in the Recitals.

“Company” means Daimler Trust Leasing LLC, a Delaware limited liability company.

“Company Account” means a bank account of the Company established with a Bank.

“Damages” has the meaning set forth in Section 6.02(a).

“Dealer” means, with respect to any Lease, the dealer who originated and assigned such Lease to the Titling Trust under an existing agreement between such dealer and DCFS USA.

“DCFS USA” means DCFS USA LLC, a Delaware limited liability company.

“Enhancement” has the meaning specified in the Titling Trust Agreement.

“Holder” has the meaning specified in the Titling Trust Agreement.

“Indemnified Persons” has the meaning specified in Section 6.02(a).

“Independent Manager” means an individual who (i) is not and has not been employed by DCFS USA or any of its Affiliates as a director, officer or employee within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (ii) is not and has not been an Affiliate of a significant customer or significant supplier of DCFS USA or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (iii) is not and has not been an Affiliate of a company of which DCFS USA or any of its Affiliates is a significant customer or significant supplier within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (iv) does not have and has not had significant personal services contract(s) with DCFS USA or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than his or her capacity as independent manager or similar capacity); (v) is not affiliated with a tax exempt entity that receives significant contributions from DCFS USA or any of its Affiliates within the five years immediately prior to such individual’s appointment as an Independent Manager (other than in his or her capacity as an independent manager or similar capacity); (vi) is not the beneficial owner at the time of such individual’s appointment as an Independent Manager, or at any time thereafter while serving as an Independent Manager, of such number of shares of any class of common stock of DCFS USA or any Affiliate the value of which constitutes more than 3% of such individual’s net worth; (vii) is not a spouse, parent, sibling or child of any person described in clauses (i) through (vi) above; and (viii) is not and was not a major creditor of DCFS USA or any of its Affiliates within the five years prior to such appointment as an Independent Manager.

“Manager” means individuals appointed by the Member pursuant to Section 4.02 to serve as the members of the Board.

“Material Action” means to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Member” means DCFS USA, as the initial member of the Company, and includes any Person admitted as an additional member of the Company; a substitute member of the Company or a Substitute Member pursuant to the provisions of the Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Members.

“Member Account” has the meaning specified in Section 5.03.

“Member Property” has the meaning specified in Section 5.03.

“Officer’s Certificate” means with respect to the Member, any Servicer or the Titling Trust Administrator, a certificate signed by the chairman of the board, the president, any executive vice president, any vice president, the treasurer, any assistant treasurer, the secretary, any assistant secretary or the controller of the Member, Servicer or Titling Trust Administrator.

“Opinion of Counsel” means a written opinions of counsel, which counsel may be an employee of DCFS USA or an Affiliate or may provide legal services to DCFS USA or an Affiliate.

“Pass-Through Entity” has the meaning specified in Section 7.03(d)(i)(A).

“Percentage Interest” means a percentage of limited liability company interests in the Company.

“Permitted Transactions” means the activities, exercises and powers described in Section 2.04.

“Registered Pledgee” has the meaning specified in the Titling Trust Agreement.

“Securities Transaction” means any issuance of one or more classes of Securities, or entering into of one or more Undertakings (or program contemplating the same), that are secured or otherwise backed, in whole or in part, by one or more specified Certificates by the Company or any Securitization Entity.

“Securitization Entity” has the meaning specified in Section 2.04(c).

“Security” has the meaning specified in the Titling Trust Agreement.

“Servicer” has the meaning specified in the Titling Trust Agreement.

“Servicing Agreement” has the meaning specified in the Titling Trust Agreement.

“Special Member” has the meaning specified in Section 3.04.

“Specified Interest” with respect to the Titling Trust, has the meaning specified in the Titling Trust Agreement.

“Substitute Member” has the meaning specified in Section 3.04.

“Transfer Agreement” has the meaning specified in Section 2.04(e).

“Undertaking” has the meaning specified in the Titling Trust Agreement.

ARTICLE TWO

ORGANIZATION

Section 2.01.  Formation, Name, Location of Office.

(a)           The Company has been formed pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of Delaware.  The principal office of the Company will be located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 or such other place or places as the Board may designate.

(b)           Andree Ohmstedt was designated in the Original Agreement as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased, and the Member thereupon became the designated “authorized person” and continues as the designated “authorized person” within the meaning of the Act.  The Member will execute or cause to be executed all other instruments, certificates, notices and documents, and will do or cause to be done all such filing, recording, publishing and other acts, in each case as may be necessary or appropriate to comply with all requirements for the formation and/or operation and, when appropriate, termination of the Company in the State of Delaware and all other jurisdictions where the Company desires to conduct any activities.  The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.02.  Registered Office in Delaware.  The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.03.  Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

Section 2.04.  Purposes and Powers.  The nature of the activities or purpose to be conducted or promoted by the Company is to engage exclusively in the following activities (the “Permitted Transactions”), in each case in accordance with the terms of this Agreement:

(a)           acquiring from time to time Certificates or Exchange Notes issued by the Titling Trust and performing its obligations under the Titling Trust Agreement and the Collateral Agency Agreement in its capacity as Holder of such Certificates or Exchange Notes, as applicable;

(b)           acquiring, owning, holding, servicing, selling, assigning, pledging and otherwise dealing with Certificates, Exchange Notes, related Enhancement, agreements with motor vehicle or equipment dealers or lessors or other originators or servicers of the related Leases and Vehicles and any proceeds or further rights associated with any of the foregoing;

(c)           executing all instruments and documents necessary for the Company to form one or more limited liability companies, business trusts, statutory trusts or other subsidiaries of the Company (whether owned in whole or in part by the Company), with the Company acting on its own or together with any other Persons, including entering into, on behalf of the Company, any trust agreement, limited liability company agreement, certificate of formation, certificate of trust or other relevant constituent document (the “Securitization Entities”) and paying the organizational, start-up, transactional and other administrative expenses of the Securitization Entities;

(d)           terminating the Securitization Entities after any related Securities have been paid in full or as otherwise permitted by the documents pursuant to which the Securities have been issued, and repurchasing the property of such Securitization Entities, to the extent and in the manner permitted by the documents pursuant to which the Securities have been issued;

(e)           selling, contributing or otherwise transferring the Certificates or Exchange Notes acquired by the Company to the Securitization Entities and entering into and performing its obligations under agreements relating to those sales, contributions and other transfers, including any related Servicing Agreements (such agreements, the “Transfer Agreements”);

(f)           authorizing, acquiring, holding, enjoying, selling, transferring, delivering and otherwise dealing with Securities issued by the Securitization Entities (so long as the Securities backed by any Certificate or Exchange Note or group of Certificates or Exchange Notes, as applicable, have servicing and trustee fees that are separate from the Securities backed by other Certificates or Exchange Notes, as applicable), which Securities may be rated or unrated debt collateralized by discrete pools of assets, and entering into and performing its obligations under related agreements;

(g)           entering into, or directing the Securitization Entities to enter into Enhancement, indentures, Servicing Agreements, other servicing arrangements and other agreements incidental to or connected with the issuance of the Securities;

(h)           preparing, and, if necessary or desirable, filing with the Commission, prospectuses, registration statements, periodic reports, private placement memoranda and offering documents relating to or in connection with the issuance and sale of the Certificates, the Exchange Notes and the Securities and otherwise in connection with the Permitted Transactions;

(i)           entering into and performing its obligations under the Intercreditor Agreement and directing the Securitization Entities to enter into and perform their obligations under the Intercreditor Agreement;

(j)           acting in a similar role with respect to any other titling trust or related holding company established by DCFS USA or any of its Affiliates;

(k)           executing applications or other documents, or taking any other action in connection with the qualification, licensing or authorization of the Company to engage in activities in any jurisdiction; and

(l)           engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

Section 2.05.  Banking Activities.  Without limiting the generality of Section 2.04, the Member and each of the Authorized Officers is authorized to act on behalf of the Company and in its name:

(a)           to establish one or more Company Accounts;

(b)           to sign checks, drafts, instruments, bills of exchange, acceptances and/or other orders for the payment of money from any Company Account;

(c)           to endorse checks, instruments, evidences of indebtedness and orders payable, owned or held by the Company;

(d)           to accept drafts, acceptances, instruments and/or other evidences of indebtedness payable at or through the Bank at which any Company Account is maintained;

(e)           to waive presentment, demand, protest and notice of protest or dishonor of any check(s), instrument(s), draft(s), acceptance(s) or other evidences of indebtedness made, drawn or endorsed by the Company;

(f)           otherwise to deal with each Bank in connection with the foregoing activities on behalf of the Company;

(g)           to enter into one or more agreements with each Bank, which will be deemed to govern the Company Accounts established at such Bank;

(h)           to authorize the purchase, on behalf of the Company, of certificates of deposit, bonds, notes and other such savings instruments from each Bank;

(i)           to obtain, on behalf of the Company, other related services from any Bank, such as the rental of safe deposit boxes from such Bank, obtaining of night depository services, routine cash management services, and the like, which will be governed by night depository agreement(s), safe deposit box lease agreement, and any other such agreement(s) contained on the application or signature cards pertaining to any such services offered to the Company by such Bank;

(j)           to sign and execute signature cards, applications and forms as any Bank will deem appropriate, from time to time, in connection with the opening and maintaining of Company Accounts at such Bank and/or obtaining any of the aforementioned additional related services; and

(k)           to execute applications for the issuance of any savings instrument in the name of the Company.

Section 2.06.  Tax Reporting and Characterization.  The Member agrees that for U.S. federal, State and local income and franchise tax purposes it will (i) treat its interest in the Company as a direct ownership interest in the Member Property and all other assets of the Company and the Securitization Entities (including, in each case, all amounts received with respect thereto and all proceeds and recoveries thereof), (ii) treat any Securities outstanding (the gross proceeds of such Securities less the principal payments on such Securities) as its indebtedness, (iii) treat each Securitization Entity as a security device and (iv) not treat the Company or this Agreement as creating a co-ownership of any assets or as creating a separate entity (such as a partnership).  The Member will not take any action that is inconsistent with this Section.

Section 2.07.  Execution of Documents.  The Member is authorized and empowered to execute and deliver, on behalf of the Company, as attorney-in-fact or otherwise, any and all documents, agreements and other instruments, including any registration statement to be filed with the Commission or otherwise, on behalf of the Company.  The Member is authorized and empowered to prepare for filing in connection with such registration statement, balance sheets, income statements and any other financial statements for the Company.

Section 2.08.  Conduct of Operations.

(a)           Notwithstanding any other provision of this Agreement and any provision of Applicable Law that otherwise so empowers the Company, the Company will not do any of the following:

(i)      engage in any activity other than a Permitted Transaction;

(ii)      become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or purchase, agreement to supply or advance funds, or otherwise, except in connection with Permitted Transactions;

(iii)     make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate other than in connection with Permitted Transactions except that the Company will not be prohibited under this subclause from causing a distribution of cash to the Member, and the Member will not be prohibited under this subclause from making capital contributions to the Company;

(iv)     enter into any transaction or merger or consolidation with or into any other entity, or convey its properties and assets substantially as an entirety to any entity, other than with respect to a Permitted Transaction, unless (A) the entity (if other than the Company) formed as a result of or surviving such consolidation or merger, or which acquires the properties and assets of the Company is (i) organized and existing under the laws of the State of Delaware, (ii) expressly assumes all of the Company’s obligations under the Basic Documents and (iii) is governed under a charter document containing provisions substantially identical to Sections 2.04 and 2.08; (B) all Holders have received at least 10 days’ prior notice of any such merger, consolidation or sale of assets; (C) such merger, consolidation or sale of assets will not conflict with any provisions of the Certificate of Formation; and (D) immediately after giving effect to such merger, consolidation or sale of assets, no default or event of default by or relating to the Company will have occurred and be continuing under any material agreement to which the Company is a party;

(v)     become party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, with the exception of any document relating to a Permitted Transaction; and

(vi)    amend, modify, alter, change or repeal any provision of Sections 2.04 or 2.08, except that the Company reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Formation or this Agreement in a manner now or hereafter prescribed by the Act, and all rights conferred upon the Member herein are granted subject to this reservation.

(b)           The Company will at all times:

(i)      maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

(ii)     observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

(iii)    ensure that (A) the activities and affairs of the Company are at all times managed by or under the direction of the Board, (B) the Board will have duly authorized all actions requiring such authorization and (C) when required by Applicable Law or by this Agreement, the Company will have obtained the proper authorization for action from the Member;

(iv)    maintain the Company’s books, financial statements, accounting records and other limited liability company documents and records separate from those of the Member, any Affiliate thereof or any other Person;

(v)     not commingle the assets of the Company with those of the Member or any Affiliate thereof (except in connection with the Permitted Transactions);

(vi)    not guarantee or become obligated for the debts of any other Person or  hold itself or its credit out as being available to satisfy the debts of any other Person;

(vii)   maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Member or any of the Member’s Affiliates or any other Person; pay its own liabilities from its own funds; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Member and any of the Member’s Affiliates or any other Person or entity;

(viii)  act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including letters, invoices, contracts, statements and applications solely in the name of the Company;

(ix)     separately manage its liabilities from those of the Member or any Affiliate thereof and pay its own liabilities, including all administrative expenses from its own separate assets, except that (A) the Member or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Member or any such Affiliate for its allocable portion of shared expenses paid by the Member or such Affiliate, and (B) the Member may pay fees and expenses and indemnify parties pursuant to this Agreement;

(x)      not acquire the obligations or securities of the Member or Special Member;

(xi)     at all times maintain an arm’s length relationship with any Affiliates;

(xii)    take such actions as are necessary to ensure that no Independent Manager may at any time serve as a trustee in bankruptcy for the Company or any of its Affiliates;

(xiii)   not create, incur or assume any indebtedness or issue any security unless the holders thereof, or sell or transfer any assets (including any Certificates) to any Person unless such holder or transferee agrees or is deemed to have agreed to not file or join in filing any bankruptcy petition against the Company prior to the end of the period that is one year and one day after all of the debt and other obligations of the Company are paid in full and agree it will not cooperate with or encourage others to file a bankruptcy petition against the Company during the same period;

(xiv)   pay the salaries of its own employees and have a sufficient number of Managers and Authorized Officers to manage its operations; and

(xv)    maintain adequate capital in light of its contemplated business operations.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in the Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or Managers.

(c)           The Company will abide by all limited liability company formalities, including the maintenance of current minute books, and the Company will cause its financial statements to be prepared in a manner that indicates the separate existence of the Company and its assets and liabilities. The Board will make decisions with respect to the activities and operations of the Company independent of and not dictated by the Member, DCFS USA or any Affiliate of the

Member or DCFS USA (without limiting any rights exercised by the Member in such capacity under this Agreement or under the Act).

(d)           Notwithstanding any provision in this Agreement to the contrary, the Company, by or through any Authorized Officer, in its own capacity (i) may pay fees and expenses of and indemnify trustees relating to the issuance of any Securities and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

(e)           The Company, by or through any Authorized Officer on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, certificates, or financing statements relating to the Permitted Transactions, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement.  The foregoing authorization is not a restriction on the powers of any Authorized Officer of the Company to enter into other agreements on behalf of the Company.

Section 2.09.  No State Law Partnership.  The Member intends that the Company will not be a partnership (including, a general partnership or a limited partnership) or joint venture, and that none of the Member, any Manager or any Authorized Officer will be a partner or joint venturer with respect to the activities of the Company for any purposes, and this Agreement will not be construed to suggest otherwise.

Section 2.10.  Liability to Third Parties.  Except as otherwise expressly provided by the Act or in this Agreement, none of the Member, any Manager or any Authorized Officer, or any Affiliate of any such Person (other than the Company), will be liable for the debts, obligations or liabilities of the Company (whether arising in contract, tort or otherwise), including, under a judgment, decree or order of a court, solely by reason of being a Member, a Manager, an officer or an Affiliate of any such Person.

Section 2.11.  No Personal Liability of the Member, Manager, Officer, Etc.   None of the Member, any of the Member’s officers, directors or employees, any Manager or, except as provided in Section 6.02, any Authorized Officer, will be subject in such capacity to any personal liability whatsoever to any Person in connection with the assets or the affairs of the Company; and, subject to the provisions of Section 6.02, all such Persons will look solely to the assets of the Company for satisfaction of claims of any nature arising in connection with the affairs of the Company. However, such protection from personal liability will apply to the fullest extent permitted by Applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater or broader indemnification rights than such law permitted the Company to provide prior to such amendment).

Section 2.12.  Limited Liability and Bankruptcy Remoteness.  The activities and affairs of the Company will be operated in such a manner as the Board and the Authorized Officers deem reasonable and necessary or appropriate to preserve (i) the limited liability of the Member and its Affiliates, (ii) the separateness of the Company from the business of the Member and its Affiliates and (iii) until the expiration of the period of one year and one day after the payment in full of all distributions to all Holders, Registered Pledgees and Exchange Noteholders, the bankruptcy-remote status of the Company.

Section 2.13.  Term.  Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence.

ARTICLE THREE

THE MEMBER

Section 3.01.  The Member.  The name and address of the Member is as follows:

DCFS USA LLC
36455 Corporate Drive
OGC 4W
Farmington Hills, MI   48331
Attention:  Steven C. Poling
Facsimile:  (248) 991-6962

Section 3.02.  Powers of the Member.  The Member (acting in its capacity as such) will have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

Section 3.03.  Limited Liability of the Member.  Except as otherwise expressly provided by the Act, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and the Member will not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

Section 3.04.  Special Member.  Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its Percentage Interest in the Company and the admission of the assignee pursuant to Sections 7.03(a) and (c), or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 7.03(b) and (c)), each individual acting as an Independent Manager pursuant to Section 4.03 will, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member (a “Special Member”) and will continue the Company without dissolution.  No Special Member may resign from the Company or transfer its rights as a Special Member.  However, (a) each Special Member will automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member and (b) such admission of a Substitute Member will not, in and of itself, cause a Special Member to cease to be an Independent Manager.  Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the Member to cease to be a member of the Company, the personal representative of such Member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company (in such capacity, the “Substitute Member”) effective as of the occurrences of the event that terminated the continued membership of such Member in the Company.  Each Special Member will be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the assets of the Company.  Pursuant to Section 18-301 of the Act, a Special Member will not be required to make any capital contributions to the Company and will not receive a limited liability company interest in the Company.  A Special Member, in its capacity as a Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as a Special Member, will have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of each Special Member, each person acting as an Independent Manager pursuant to Section 4.03 will execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each person acting as an Independent Manager pursuant to Section 4.03 will not be a member of the Company.  A Special Member will only have the rights and duties expressly set forth in this Agreement.

ARTICLE FOUR

MANAGEMENT OF COMPANY; THE BOARD; OFFICERS

Section 4.01.  General Management of the Company.

(a)           The activities, properties and affairs of the Company will be managed by the Board.  Without limiting the generality of the foregoing, the Board will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company, subject to and in accordance with this Agreement.

(b)           The Board will have the power and authority to execute, deliver and file with the Commission in the name of the Company one or more registration statements in connection with the offering of Securities.  The Board will also have the power and authority to execute, deliver and file with the Commission in the name of the Company such other documentation that is required to be executed, delivered and filed with the Commission from time to time under the Securities Act or the Exchange Act in connection with the offering of, or otherwise in connection with, any Securities.

Section 4.02.  Appointment and Term.  The Member will be entitled to appoint persons to serve as the members (each, a “Manager”) of the Board. Managers will serve until their respective successors are appointed by the Member or until their earlier death, disability, resignation, retirement or removal.  Each Manager will constitute a “manager” within the meaning of Section 18-101 of the Act.  Each Manager will be vested solely with the authority set forth in this Agreement.

Section 4.03.  Number; Independent Managers.

(a)           The number of Managers comprising the Board will not be less than three nor more than five.  The exact number of Managers will be determined by the Member, subject to Section 4.03(b).  The initial Board will consist of five Managers, two of whom will be Independent Managers, and who will be:

Brian Evon
Andreas Hinrichs
Andree Ohmstedt
Kevin P. Burns
Bernard J. Angelo

(b)           The Board will include at least two Independent Managers, and no action requiring the unanimous affirmative vote of the Managers may be taken unless at least two Independent Managers approve such action.  Except as provided in Section 4.03(c), any action permitted or required to be taken by the Board may be taken by a simple majority the Board. When voting on matters subject to the vote of the Board, including those matters specified in Section 4.03(c), notwithstanding that the Company is not then insolvent, each Manager, including each Independent Manager, will, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, owe its primary fiduciary duty to the Company and its creditors and will take into account the interests of the Member and, as long as any Securities rated by a Rating Agency are acquired or sold by the Company and remain outstanding, the holders of such Securities.  For purposes of this subsection, the following terms have the meanings set forth below:

(i)      A “significant customer of DCFS USA or any of its Affiliates” means a customer from which DCFS USA and any of its Affiliates collectively in the last fiscal year of DCFS USA received payments in consideration for the products and services of DCFS USA and its Affiliates which are in excess of 1% of the consolidated gross revenues of DCFS USA and its Affiliates during such fiscal year.

(ii)     A “significant supplier of DCFS USA or any of its Affiliates” means a supplier to which DCFS USA and any of its Affiliates collectively in the last fiscal year of DCFS USA made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of DCFS USA and its Affiliates during such fiscal year.

(iii)    DCFS USA or any of its Affiliates will be deemed a “significant customer” of a company if DCFS USA and any of its Affiliates collectively were the direct source during such company’s last fiscal year in excess of 3% of the gross revenues which such company received from the sale of its products and services during such fiscal year.

(iv)    DCFS USA or any of its Affiliates will be deemed a “significant supplier” of a company if DCFS USA and any of its Affiliates collectively received in such company’s fiscal year payments from such company in excess of 3% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

(v)     A Person will be deemed to have “significant personal services contract(s) with DCFS USA or any of its Affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with DCFS USA and any of its Affiliates exceeded or would exceed 3% of his or her gross revenues during the last calendar year.

(vi)    A tax-exempt entity will be deemed to receive “significant contributions from DCFS USA or any of its Affiliates” if such tax exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from DCFS USA or its Affiliates in excess of the lesser of (i) 3% of the consolidated gross revenues of DCFS USA and its Affiliates during such fiscal year and (ii) 1% of the contributions received by the tax exempt entity during such fiscal year.

(vii)   A Person will be deemed to be a “major creditor of DCFS USA or any of its Affiliates” if it is a financial institution which DCFS USA or such Affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of DCFS USA’s total consolidated assets.

(c)           Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Holders, the Board or any Person on behalf of the Company, none of the Member, the Holders, the Board or any other Person shall be authorized or empowered on behalf of the Company to, nor shall they permit the Company to, and the Company shall not, without the unanimous consent of the Board (including two Independent Managers), do any of the following:

(i)      amend Section 2.04 to permit the Company to engage in any activity other than those set forth in such Section prior to any such amendment;

(ii)     engage in any activity other than those set forth in Section 2.04;

(iii)    amend this subsection (c) or any of Sections 2.08, 2.10, 2.11, 2.12, 2.13, 4.03(b), 7.01, 7.02 or 7.09 or the definition of any terms used in such Sections;

(iv)    incur any indebtedness, or assume or guaranty any indebtedness of any other Person, other than (A) indebtedness incurred to DCFS USA, the Titling Trust or any Affiliate of the Company in connection with the acquisition and disposition of Certificates or Exchange Notes from time to time and the Permitted Transactions, which indebtedness will be subordinate to any Securities and will only be payable to the extent the Company has available cash to pay such indebtedness; (B) salaries, fees and expenses to its trustees, professional advisors and counsel, Managers, officers and employees; (C) indebtedness where the Person to whom the indebtedness is owing has delivered to the Company an undertaking that it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, moratorium, receivership, conservatorship, insolvency or liquidation Proceeding, or other Proceeding under any Insolvency Law, for one year and one day after all Securities are paid in full, or look to property or assets of the Company in respect of such obligations and that such obligations will not constitute a claim against the Company in the event that the Company’s assets are insufficient to pay in full such obligations; and (D) other indebtedness not exceeding $5,000 at any one time outstanding, on account of incidentals or services supplied or furnished to the Company;

(v)     to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person;

(vi)    take any Material Action, provided, however, that the Board may not vote on, or authorize the taking of, any Material Action, unless there are at least two Independent Managers then serving in such capacity; or

(vii)   amend this Agreement or take action, in each case in furtherance of any action described in clauses (i) through (vi) above.

Section 4.04.  Power to Bind Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as otherwise provided in Section 2.07 or elsewhere herein, only the Authorized Officers of the Company (acting in their capacities as such) will have the authority to bind the Company to any third party with respect to any matter.

Section 4.05.  Restrictions on the Power of the Managers.  None of the Managers will have the authority to:

(a)           cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company;

(b)           take any action in contravention of the Act, the Certificate of Formation or this Agreement;

(c)           to the fullest extent permitted by Applicable Law, take any action that would make it impossible to carry on the ordinary activities of the Company;

(d)           knowingly perform any act that would subject the Member or any Holder to loss of limited liability in any jurisdiction; or

(e)           except as permitted under Section 7.02, take any action to amend or modify the Certificate of Formation or this Agreement.

Section 4.06.  Duties and Obligations of the Managers.

(a)           Except with respect to an action taken in accordance with Section 4.03(c)(v), as long as any Securities are outstanding, the Board will take all action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to engage in the activities in which it is engaged).

(b)           Each Manager will devote to the Company’s activities such time as he or she deems necessary to conduct the Company’s activities in an appropriate manner.

(c)           The Board will use its best efforts, in the conduct of the Company’s activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company’s obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act.  However, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company’s power and authority or authorization to enter into such agreement.

(d)           The Board will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, State or local tax returns required to be filed by the Company.  The Board will cause the Company to pay any taxes payable by the Company.  However, the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount of such tax and such contest does not materially endanger any right or interest of the Company.

(e)           The Board will, from time to time, submit, or cause to be submitted, to any appropriate State securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such State securities administrator.

(f)           The Board will use its best efforts to cause the Company to be qualified to engage in investment activities in connection with Permitted Transactions, or be registered under any applicable assumed or fictitious name statute or similar law in any State in which the Company then makes investments or transacts business, if such qualification or registration is necessary or desirable in order to protect the limited liability of the Member or to permit the Company lawfully to own or make investments or transact business.

Section 4.07.  Resignation.  Any Manager may resign at any time upon notice of resignation to the Member.  If there are fewer than two Independent Managers after such resignation, the Member will promptly appoint another Independent Manager.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

Section 4.08.  Removal of Managers.  The Member may remove any Manager, either for or without cause.  If there are fewer than two Independent Managers after such removal, the Member will promptly appoint another Independent Manager.

Section 4.09.  Filling of Vacancies.  In the case of any increase in the number of Managers, or of any vacancy in the Board, the Member will appoint the additional Manager or Managers.

Section 4.10.  Managers’ Compensation.  Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board may reasonably determine.  Any such compensation and expense will be paid by the Company.

Section 4.11.  Liability of Managers.  To the fullest extent permitted by Applicable Law, no Manager will be personally liable to the Member or any other Person bound by this Agreement for any breach of its duties as a Manager, except for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.12.  Place of Meetings of Managers.  Any meetings of the Board may be held in person or telephonically, at such time and place designated by the Board.

Section 4.13.  Meetings of Managers.  Meetings of the Board may be held when called by any Manager or Managers.  The Manager or Managers calling any meeting will cause notice to be given of such meeting, including therein the time, date and place of such meeting, to each Manager at least two Business Days before such meeting.  The activities to be engaged in at, or the purpose of, any meeting of the Managers will be specified in the notice or waiver of notice of any such meeting.  If fewer than all of the Managers are present in person, by telephone or by proxy, the activities at any such meeting will be confined to the activities specifically stated in the notice or waiver of notice of such meeting.

Section 4.14.  Quorum; Majority Vote.  At all meetings of the Board, the presence in person, by telephone or by proxy of a majority of the Managers will be necessary and sufficient to constitute a quorum for the taking of any actions unless a greater number is required by this Agreement or by Applicable Law.  The act of a majority of the Managers present in person, by telephone or by proxy at a meeting at which a quorum is present in person, by telephone or by proxy will be the act of the Board, except as otherwise provided by this Agreement or by Applicable Law.  If a quorum is not present in person, by telephone or by proxy at any meeting of the Board, the Managers present in person, by telephone or by proxy at the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present in person, by telephone or by proxy.

Section 4.15.  Methods of Voting; Proxies.  A Manager may vote either in person, by telephone or by proxy executed in writing by the Manager.  However, the Person designated to act as proxy for an Independent Manager must be an Independent Manager.

Section 4.16.  Actions Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the Managers having not fewer than the minimum number of votes that would be necessary to take the action at a meeting at which all Managers entitled to vote on the action were present and voted.  Copies of any such consents will be filed with the permanent records of the Company.

Section 4.17.  Telephone and Similar Meetings.  The Board, or members of any committee thereof, may participate in and hold meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation in any such meeting will constitute presence in person at such meeting, except where a Person participates in such meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

Section 4.18.  Authorized Officers.

(a)           Appointment.  The Board, by a simple majority, may appoint Authorized Officers who will have the title and authority to perform the duties as the Board may delegate to them. Each Authorized Officer will hold office for the term that such Authorized Officer is appointed and until his or her successor is duly appointed and qualified or until his or her death, resignation or removal as provided in this Agreement.  No Authorized Officer needs to be a Manager, the Member, a Delaware resident or a United States citizen.

(b)           Compensation.  The Board will fix the compensation of the Authorized Officers, if any.

(c)           Power to Act for the Company.  The Authorized Officers of the Company may execute instruments, contracts, agreements and other documents to which the Company is a party and any document to be delivered in connection with, or pursuant to, this Agreement (other than actions required to be taken by the Member pursuant to this Agreement or under Applicable Law).

(d)           Term; Termination.  All Authorized Officers will hold office at the pleasure of the Board. If any vacancy occurs in any office, the Board may appoint a successor to fill such vacancy.

(e)           Removal.  The Board may remove any Authorized Officer at any time, either for or without cause.

(f)           Resignation.  Any Authorized Officer may resign at any time upon notice of resignation to the Board.  Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

(g)           Multiple Offices.  Any Authorized Officer may hold two or more offices the duties of which can be consistently performed by the same Person.

(h)           Duties and Authority.  In addition to the foregoing specifically enumerated duties and authority, the Authorized Officers will perform such other duties and may exercise such further authority as the Board may determine or may be assigned to them by any superior Authorized Officer.

(i)           Liability of Authorized Officers.  To the fullest extent permitted by Applicable Law, no Authorized Officer will be personally liable to the Company, the Member or any other Person for any breach of its duties as an Authorized Officer, except for acts or omissions that involve intentional misconduct, gross negligence or a knowing violation of the law.

Section 4.19.  Duties of Managers and Officers.  Except to the extent otherwise provided in this Agreement, each Manager and Authorized Officer of the Company will have a fiduciary duty of loyalty and care identical to those of directors and officers of for profit business organizations organized under the General Corporation Law of the State of Delaware.

ARTICLE FIVE

CAPITAL STRUCTURE, CONTRIBUTIONS AND DISTRIBUTIONS

Section 5.01.  Capital Structure.  Simultaneously with the execution and delivery of this Agreement, the Member will be admitted as member of the Company, with an initial Percentage Interest of 100%.

Section 5.02.  Capital Contributions.  The Member may, but is not required, to make such additional capital contributions to the Company as it may determine in its sole discretion.

Section 5.03.  Member Accounts; Allocations.  The Company will maintain, or will cause the related Servicers to maintain, a book of account for the Member with respect to all Certificates, Exchange Notes and other property contributed, sold, transferred or otherwise conveyed to the Company by the Member, to the extent that the Company continues to maintain a residual economic interest (directly or through a Securitization Entity) in such property (each such account, a “Member Account” and the related property with respect to any such account, the “Member Property”), whether or not the Company continues to hold such property directly.

Section 5.04.  Distributions.  Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

ARTICLE SIX

EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 6.01.  Exculpation.  Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, to the fullest extent permitted by law, none of the Member, the Managers or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will be liable to the Company or any other Person bound by this Agreement for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by this Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

Section 6.02.  Liabilities; Indemnification.

(a)           Subject to Section 6.02(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Member, Manager, officer, employee, agent or legal representative of the Company (each, an “Indemnified Person”), will be indemnified and held harmless by the Company to the fullest extent permitted by law against all expenses, claims, damages, liabilities and losses (including judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Person is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”) arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties.  The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

(b)           The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, in and of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful.  Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

(c)           Subject to Section 6.02(f), to the fullest extent permitted by law, expenses (including reasonable attorneys’ fees and disbursements) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it will ultimately be determined that such Person is entitled to be indemnified by the Company.  Expenses (including reasonable attorneys’ fees and disbursements) incurred by other employees or agents of the Company in defending in any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company upon such terms and conditions, if any, as the Board deems appropriate.

(d)           No Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager. Notwithstanding the foregoing sentence, a Manager will be liable to the extent provided by Applicable Law (i) for breach of the Manager’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit.

(e)           The indemnification and advancement of expenses provided by this Section will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to an Indemnified Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.

(f)           Any amounts payable by the Company in accordance with this Section will be payable solely to the extent of funds available therefor and actually received by the Company under the Basic Documents, from capital contributions or in connection with other Permitted Transactions.  The Company’s obligations under this Section will not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations.  Any claim that an Indemnified Person may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable Insolvency Law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar Proceedings) of the claims of the holders of any Securities.

(g)           The indemnities contained in this Section will survive the resignation, removal or termination of any Indemnified Person or the termination of this Agreement.  Any repeal or modification of this Article will not adversely affect any rights of such Indemnified Person pursuant to this Article, including the right to indemnification and to the advancement of expenses of an Indemnified Person existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE SEVEN

MISCELLANEOUS

Section 7.01.  Dissolution of the Company.

(a)           The Company will be dissolved upon the first to occur of the following events:

(i)      the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act (including by the admission of a Special Member pursuant to Section 3.04); or

(ii)     the entry of a decree of judicial dissolution under the Act; or

(iii)    at the direction of the Member, upon the payment in full of all Securities, Undertakings and all Enhancement.

(b)           Upon dissolution of the Company, except as permitted under the Basic Documents, (i) to the fullest extent permitted by law, the assets of the Company will not be liquidated (except as permitted under the Basic Documents) without consent of 100% of holders of any rated obligations of the Company and (ii) the holders of the rated obligations of the Company have the independent ability to retain related collateral and continue to pay scheduled debt service with respect to such obligations or, in the event proceeds from the related collateral would be insufficient to repay all amounts due under such obligations, to liquidate such related collateral.  Holders of rated obligations of the Company shall continue to exercise all of their rights under any existing security agreements or mortgages and may retain the related collateral until such obligations have been paid in full or otherwise completely discharged, except as permitted under the Basic Documents.

(c)           Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company.

(d)           Notwithstanding any provision to the contrary contained in this Agreement, but subject to Section 3.04 and Sections 7.01(a) and (c) of this Agreement, to the fullest extent permitted by law, the Company shall not be dissolved and its affairs shall not be wound up solely upon the withdrawal or termination of a member other than the last remaining member of the Company.

(e)           Notwithstanding any provision to the contrary contained in this Agreement, an Insolvency Event with respect to the Member or a Special Member will not cause such Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company will continue without dissolution.

(f)           Notwithstanding any provision to the contrary contained in this Agreement, each of the Member and the Special Members waives any right it might have to agree in writing to dissolve the Company upon an Insolvency Event with respect to the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(g)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(h)           The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 7.02.  Amendments.  Subject to Section 4.03(c), this Agreement and the Certificate of Formation may be amended by the Member; provided, that, for so long as any Securities that are rated by a Rating Agency are acquired or sold by the Company and remain outstanding, no such amendment may be made without the consent of such Rating Agency.  Any such amendment will not, as evidenced by an Opinion of Counsel, cause the Company or the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes (unless, in the case of the Company, the Company has elected to be so treated).

Section 7.03.  Assignments, Additional Members.

(a)           Subject to Section 7.08, the Member may sell, assign or transfer its Percentage Interest without the consent of the Board or any other Person.  Upon the assignment by the Member of its limited liability company interest in the Company pursuant to this subsection, the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents and this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

(b)           Until all obligations of the Company pursuant to the Basic Documents have been satisfied, the Member may not resign, except as permitted under the Basic Documents.  If the Member is permitted to resign pursuant to this subsection, a new member of the Company may be admitted to the Company with the consent of the resigning Member, upon its execution of an instrument signifying its agreement to be bound by this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission will be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member will cease to be a member of the Company.

(c)           One or more additional members of the Company may be admitted to the Company with the consent of the Member and in accordance with the terms of the Basic Documents.

(d)           Notwithstanding any other part of this Agreement, unless an election is made to treat the Company as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Section 301.7701-3 of the Treasury Regulations, no Person may be admitted as a Member of the Company unless:

(i)      such Person either (A) is not (or, if it is disregarded as an entity separate from its owner within the meaning of Treasury Regulations Section 301.7701-3(a), its owner is not), for U.S. federal income tax purposes, a “Pass-Through Entity” or (B) is a Pass-Through Entity, but (1) after giving effect to such transaction less than 50% of the value of each beneficial ownership interest in such Pass-Through Entity is attributable to such entity’s interest in the Company or (2) adequate provisions are in place that restrict any transfer of beneficial interests in such Pass-Through Entity or the actions of such Pass-Through Entity in such a manner to prevent any increase in the number of beneficial owners of the Pass-Through Entity for purposes of Treasury Regulations Section 1.7704-1(h) without the consent of the Company (as confirmed by an Opinion of Counsel);

(ii)     such Person is not acquiring its interest in the Company through an “established securities market” within the meaning of Code Section 7704(b); and

(iii)    after giving effect to such acquisition, there are no more than 95 beneficial owners of the Company or the Titling Trust for purposes of Treasury Regulations Section 1.7704-1(h).

Section 7.04.  Limitations on Rights of Others.  The provisions of this Agreement are solely for the benefit of the Member, the Servicer and the Company and nothing in this Agreement, whether express or implied, will be construed to give to any other Person any legal or equitable right, remedy or claim in the Company or any assets of the Company or under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement. Without limiting the generality of the foregoing, none of the provisions of this Agreement will be for the benefit of or enforceable by any creditor of the Company or the Member.

Section 7.05.  Notices.  All notices, requests, demands, consents or other communications to or from the parties to this Agreement must be in writing and will be deemed to have been given and made, in the case of (i) a letter, upon delivery or, in the case of a letter mailed via registered first class mail, postage prepaid, three days after deposit in the mail; (ii)  a facsimile, when receipt is confirmed by telephone or by reply email or reply facsimile from the recipient; (iii) an email, when receipt is confirmed by telephone or by reply email from the recipient; and

(iv)  an electronic posting to a password-protected website, upon printed confirmation of the recipient’s access to such password-protected website, or when notification of such electronic posting is confirmed in accordance with clauses (i) through (iii) above.  Unless otherwise specified in this Agreement, any such notice, request, demand, consent or other communication will be delivered or addressed as set forth below or at such other address or facsimile number as any party may designate by notice to the other parties:

(i)      In the case of the Member:

DCFS USA LLC
36455 Corporate Drive
OGC 4W
Farmington Hills, MI  48331
Attention:  Steven C. Poling
Facsimile:  (248) 991-6962

(ii)      In the case of the Company:

Daimler Trust Leasing LLC
c/o DCFS USA LLC
36455 Corporate Drive
Farmington Hills, MI  48331
Attention:  Steven C. Poling
Facsimile:  (248) 991-6962

Section 7.06.  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this Agreement.

Section 7.07.  Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts may be executed and delivered by facsimile and will be deemed to be an original, and all of which counterparts will constitute but one and the same instrument.

Section 7.08.  Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Member and its successors and permitted assigns.  Any request, notice, direction, consent, waiver or other instrument or action by the Member will bind the successors and assigns of the Member.  Notwithstanding the foregoing, the interests of the Member hereunder may not be, assigned, pledged, or otherwise transferred unless an Opinion of Counsel is rendered that such assignment, pledge, or other transfer will not cause the Titling Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  To the fullest extent permitted by law, any attempted assignment, pledge, or other transfer in violation of this Section will be void from the beginning.

Section 7.09.  Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

Section 7.10.  GOVERNING LAW.  THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.11.  Limitation of Obligations of the Company.  Notwithstanding any other part of this Agreement, to the fullest extent permitted by law, the Member expressly agrees that any claim hereunder against the assets of the Company, including in respect of a breach of representation or warranty or indemnification, will be expressly subordinated to the payment in full of all Securities.

Section 7.12.  Binding Agreement.  Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Managers, in accordance with its terms.

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Limited Liability Company Agreement to be duly executed as of the day and year first above written.

MEMBER: DCFS USA LLC

By:	/s/ Seven C. Poling
Name: Seven C. Poling
Title: Assistant Secretary

INDEPENDENT MANAGERS:

/s/ Kevin P. Burns
Name: Kevin P. Burns

/s/ Bernard J. Angelo
Name: Bernard J. Angelo

APPENDIX A

USAGE AND DEFINITIONS

USAGE

The following rules of construction and usage are applicable to this Appendix and to any agreement that incorporates this Appendix and any certificate or other document made or delivered pursuant to any such agreement:

(a)           All terms defined in this Appendix, unless otherwise defined in any agreement that incorporates this Appendix or any certificate or other document made or delivered pursuant to any such agreement, have the meanings assigned in this Appendix.

(b)           Accounting terms not defined in this Appendix or in any such agreement, certificate or other document, and accounting terms partly defined in this Appendix or in any such agreement, certificate or other document, to the extent not defined, have the respective meanings given to them under International Financial Reporting Standards as in effect on the date of such agreement, certificate or other document.  To the extent that the definitions of accounting terms in this Appendix or in any such agreement, certificate or other document are inconsistent with the meanings of such terms under International Financial Reporting Standards, the definitions contained in this Appendix or in any such agreement, certificate or other document will control.

(c)             References to words such as “this Agreement”, “herein”, “hereof” and the like shall refer to an agreement that incorporates this Appendix as a whole and not to any particular part, Article or Section within such agreement.  References in an agreement to “Article”, “Section”, “Exhibit”, “Schedule”, “subsection” or another subdivision or to an attachment are, unless otherwise specified, to an article, section, exhibit, schedule, subsection or other subdivision of or an attachment to such agreement.  The term “or” means “and/or” and the term “including” means “including without limitation”.

(d)           The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e)           Any agreement or statute defined or referred to in this Appendix or in any agreement that incorporates this Appendix means such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any rules and regulations promulgated thereunder and any judicial and administrative interpretations thereof.

(f)           References to a Person are also to its permitted successors and assigns.

(g)           References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately available funds; and the term “proceeds” has the meaning ascribed to such term in the UCC.

(h)           Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

DEFINITIONS

“Adjusted Capitalized Cost” means, with respect to any Lease, including any Extended Lease, the amount used to calculate the Base Monthly Payment for such Lease.

“Adjusted Residual Value” means, with respect to an Extended Lease, the value of the related Vehicle at the Maturity Date as established or assigned by the Servicer at the time of such extension.

“Administration Agreement” means the Administration Agreement, dated as of August 1, 2007, between the Administrative Agent and the Collateral Agent Administrator.

“Administrative Agent” means U.S. Bank Trust, in its capacity as Administrative Agent under the Collateral Agency Agreement, and its successors in such capacity.

“Administrative Agent Basic Document” means each Basic Document to which the Administrative Agent is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Administrative Agent is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Administrative Charge” means, with respect to any Lease, any payment (whether or not part of the Monthly Payment) payable to the related Lessor representing a late payment fee, a returned instrument or automatic clearing house transaction charge, an Extension Fee, Local Fees and Taxes, a purchase option fee, a service fee, disposition fee, termination fee, an allocation to the related Lessee of insurance premiums, title, license, registration and other official fees, sales or excise taxes or any other similar charge, parking tickets or any other charges which the Lessor is required to remit to a Dealer or any other third party.

“Advance” has the meaning specified in Section 2.01(a) of the Basic Collateral Agency Agreement.

“Advance Rate” means 93%, as such percentage may be amended from time to time pursuant to Section 2.03(b) of the Basic Collateral Agency Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Law” means all applicable laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

“Authorized Officer” (i) has the meaning specified in the Titling Trust Agreement and (ii) means, with respect to (a) the Servicer, the individuals designated from time to time by the Servicer pursuant to Section 9.05(d) of the Basic Servicing Agreement; (b) the Collateral Agent Administrator, the individuals designated by the Collateral Agent Administrator from time to time pursuant to Section 2.05 of the Administration Agreement; (c) the Administrative Agent, Exchange Note Registrar or the Collateral Agent, any officer within the Corporate Trust Office of such Person, including any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of such Person who customarily performs functions similar to those performed by any of the foregoing having direct responsibility for the administration of the Basic Documents and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and (d) the Borrower, the authorized officers of the Titling Trustee, as designated from time to time in a certificate of the Titling Trustee.

“Bank Accounts” means the Revolving Facility Collection Account and, with respect to each Reference Pool, the related Reference Pool Collection Account and any related Reserve Account and Reference Pool Note Distribution Account.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Monthly Payment” means, with respect to any Lease, a level amount payable monthly in advance by the related Lessee that provides a fixed internal rate of return, and amortizes the Adjusted Capitalized Cost of such Lease to the Residual Value of the related Vehicle over the Lease Term.

“Basic Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009, among the Borrower, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.

“Basic Documents” means (i) the Basic Collateral Agency Agreement, (ii) the Administration Agreement, (iii) the Titling Trust Agreement, (iv) the Basic Servicing Agreement and (v) the Intercreditor Agreement, including any Joinder Agreement.

“Basic Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of March 1, 2009, among the Servicer, the Lender, the Titling Trust and the Collateral Agent.

“Beneficial Interest” has the meaning specified in the Titling Trust Agreement.

“Benefit Plan” means (i) an “employee benefit plan”, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a “plan”, as defined in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as

modified by Section 3(42) of ERISA) or otherwise (including, for purposes of this clause, any insurance company general account).

“BNYM” means BNY Mellon Trust of Delaware (f/k/a BNYM (Delaware)) (f/k/a The Bank of New York (Delaware)), a Delaware banking corporation.

“Booked Residual Value” means, with respect to any Lease, the value of the related Vehicle at the Maturity Date as established or assigned by the Servicer at the time of origination of such Lease in accordance with the Credit and Collection Policy for the purpose of determining the Base Monthly Payment.

“Borrower” means the Titling Trust, in its capacity as Borrower under the Collateral Agency Agreement, and its successors in such capacity.

“Borrower Basic Document” means each Basic Document to which the Borrower is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Borrower is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Borrowing Base” means, as of any day, the product of (i) the aggregate Net Book Value of the Leases, including any Lease to be acquired with the proceeds of an Advance proposed to be made on such day, but excluding any Lease included in any Reference Pool, and (ii) the Advance Rate.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, St. Paul, Minnesota, Newark, Delaware or Chicago, Illinois are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interest, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Certificate” has the meaning specified in the Titling Trust Agreement.

“Certificate of Security” means a certificate of security of the Borrower that evidences the Collateral Agent’s interest in one or more Vehicles, in substantially the form of Exhibit E to the Basic Collateral Agency Agreement.

“Certificate of Title” means a certificate of title of a Vehicle issued in paper form by the relevant Registrar of Titles in the jurisdiction in which the Vehicle is registered, or a record maintained by such Registrar of Titles in the form of information stored in electronic media.  However, if a certificate of title in paper form or such record stored on electronic media has not been issued or is not being maintained, the application (or copy thereof) for the certificate of title will constitute the “Certificate of Title”.

“Closing Date” means August 1, 2007.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means (i) all Collateral Leases, (ii) all Collateral Vehicles, (iii) all Collections on the Collateral Leases and the Collateral Vehicles, (iv) all Insurance Policies, (v) all amounts received on any Collateral Lease in respect of Dealer Recourse Rights, (vi) the Collection Accounts and (vii) all present and future claims, demands, causes of action and chooses in action in respect of the foregoing and all payments on or under and all proceeds in respect of the foregoing.

“Collateral Agency Agreement” means the Basic Collateral Agency Agreement, as supplemented in the case of, as indicated by the context, (i) a particular Exchange Note and Reference Pool, by the related Exchange Note Supplement or (ii) all Exchange Notes and Reference Pools, by all related Exchange Note Supplements.

“Collateral Agent” means Daimler Title Co., in its capacity as Collateral Agent pursuant to the Collateral Agency Agreement, and its successors in such capacity.

“Collateral Agent Administrator” means DCFS USA, in its capacity as Collateral Agent Administrator under the Administration Agreement, and its successors in such capacity.

“Collateral Agent Basic Document” means each Basic Document to which the Collateral Agent is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Collateral Agent is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Collateral Agent Vehicle” means a Vehicle the related Certificate of Title of which reflects the Collateral Agent as first lienholder.

“Collateral Assets” means the Leases and Vehicles allocated to the Daimler Retail Specified Interest and all of the Titling Trust’s rights with respect to such Leases and Vehicles.

“Collateral Lease” means a Lease that is a Collateral Asset.

“Collateral Specification Notice” means a notice in substantially the form attached as Exhibit A to the Titling Trust Agreement directing the Titling Trust Administrator to designate a Specified Interest of the Titling Trust.

“Collateral Vehicle” means a Vehicle that is a Collateral Asset.

“Collection Account” means the Revolving Facility Collection Account or any Reference Pool Collection Account, as the context may require.

“Collection Period” means, with respect to (i) the Revolving Facility Pool, a calendar month (except that the first Collection Period will be from August 1, 2007 through November 30, 2007) and (ii) except as otherwise provided in the related Exchange Note Supplement, (a) any Exchange Note, a calendar month and (b) any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs (except that the first Collection Period will be from the related Cutoff Date through the last day of the calendar month preceding the calendar month in which such Payment Date occurs).

“Collections” means, with respect to the Revolving Facility Pool and, except as otherwise provided in the related Exchange Note Supplement or Servicing Supplement, any Reference Pool, all amounts Posted in respect of the Collateral Assets included in the Revolving Facility Pool or such Reference Pool, as the case may be (other than Administrative Charges), including all amounts Posted from the Lessees with respect to the related Leases (including all payments received under any applicable terminal rental adjustment clauses), all Servicer Advances and Pull Ahead Payments, if any, and all amounts received with respect to the sale or other disposition of the related Vehicles.

“Consolidated Tax Filings” means periodic sales and use tax, income or franchise tax or property (real or personal) tax reports for the Titling Trust prepared for DCFS USA and its Affiliates on a consolidated basis.

“Contract Rate” means, with respect to any Lease, the internal rate of return used to calculate the Base Monthly Payment.

“Control” has the meaning set forth in Section 8-106 of the UCC.

“Corporate Trust Office” means, with respect to the Administrative Agent, the office of such Administrative Agent at which its corporate trust business is administered, which on the Closing Date is located at:

U.S. Bank Trust National Association
209 South LaSalle Street, Suite 300
Chicago, Illinois  60604
Attention:  Daimler Trust
Telephone:  312-325-8904
Fax:  312-325-8905

and, in the case of the Titling Trustee, at:

BNY Mellon Trust of Delaware
    (f/k/a The Bank of New York (Delaware))
100 White Clay Center
Route 273
P.O. Box 6995
Newark, Delaware  19714
Attention:  Kristine K. Gullo
Telephone:  302-283-8905
Fax:  302-453-4400

or, in each case, at such other address as the party may designate by notice to the Borrower, the Servicer and, in the case of the Administrative Agent, each Exchange Noteholder.

“Covered Parties” means the Titling Trust, the Initial Beneficiary, the Lender, the Administrative Agent, the Collateral Agent and each Exchange Noteholder.

“Credit and Collection Policy” means the origination and servicing practices of the Servicer with respect to motor vehicle leases and vehicles that the Servicer originates and/or services for itself or others, as such practices may be changed from time to time at the sole discretion of the Servicer.

“Cutoff Date” means, with respect to each Exchange Note and the related Reference Pool, the date specified in the related Exchange Note Supplement.

“Daimler Retail Specified Interest” means the Specified Interest designated as the “Daimler Retail Specified Interest” pursuant to a Collateral Specification Notice relating thereto.

“Daimler Retail Specified Interest Certificate” means the Certificate issued by the Titling Trust representing the entire Beneficial Interest in the Collateral Assets.

“Daimler AG” means Daimler AG, a company organized under the laws of Germany.

“Daimler North America” means Daimler North America Corporation, a Delaware corporation.

“Daimler Title” means Daimler Title Co., a Delaware corporation.

“DCFS Remittance Conditions” means that DCFS USA is the Servicer and is a direct or indirect wholly owned subsidiary of Daimler AG and Daimler AG’s short-term unsecured debt obligations are rated (i) “investment grade” by at least one nationally recognized rating agency (in the case of the Revolving Facility), and (ii) except as otherwise provided in the related Servicing Supplement or Exchange Note Supplement, at least “A-2” by Standard & Poor’s and “P-2” by Moody’s (in the case of a financing involving an Exchange Note), with split ratings resulting in using the lower rating.

“DCFS USA” means DCFS USA LLC, a Delaware limited liability company.

“Dealer” means a dealer who in the ordinary course of business sells or leases motor vehicles.

“Dealer Proceeds” means the amount payable to the Dealer in connection with the origination of a Vehicle (including in respect of the acquisition of such Vehicle by the Titling Trust and, if applicable, the assignment by the Dealer to the Titling Trust of the Dealer’s rights under the related Lease or Schedule thereto) minus any deductions from such amount, in each case determined in accordance with the Credit and Collection Policy.

“Dealer Recourse Rights” means, with respect to any Collateral, any and all recourse rights against the originating Dealer.

“Defaulted Lease” means, any Lease with respect to which, at any time prior to the related Maturity Date, (i) an amount equal to 10% or more of any related Base Monthly Payment remains unpaid for 120 days or more from the related Payment Due Date, (ii) such Lease has been identified by the Servicer as uncollectible, (iii) the related Vehicle has been repossessed and the related Lease has been terminated or (iv) such Lease has been written off by the Servicer in accordance with the Credit and Collection Policy for writing off lease contracts for leased vehicles other than with respect to repossessions.

“Delaware Limited Liability Company Act” means the Delaware Limited Liability Company Act (currently Chapter 18 of Title 6, Sections 18-101 through 18-1109 of the Delaware Code).

“Delaware Statutory Trust Act” means the Delaware Statutory Trust Act (currently Chapter 38 of Title 12, Sections 3801 through 3863 of the Delaware Code).

“Deposit Date” means, with respect to a Collection Period and the related Payment Date, the Business Day immediately preceding such Payment Date.

“Disposition Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the sale at auction or other disposition of a Vehicle by the Servicer.

“Dollar” and “$” mean lawful money of the United States.

“Early Termination Event” has the meaning specified in Section 6.02(a) of the Basic Collateral Agency Agreement.

“Effective Date” means March 1, 2009.

“Eligible Account” means an account maintained with a depository institution or trust company (i)(a) the short-term unsecured debt obligations of which are rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by (1) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (2) each Rating Agency (in the case of a particular rated financing involving an Exchange Note) or (b) having corporate trust powers and a long-term unsecured debt rating that is rated “investment grade” by (1) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (2) each Rating Agency (in the case of a particular rated financing involving an Exchange Note) and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.

“Eligible State” means any State in which the Titling Trust is qualified, authorized and licensed to hold title or other evidence of the interest in Vehicles.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excess Mileage/Wear and Tear Fee” means, with respect to any Lease or Vehicle, any applicable charge for excess mileage or excess wear and use.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Note” means a note in definitive negotiable form evidencing all or a portion of the Revolving Facility Balance that is issued in accordance with Article Four of the Basic Collateral Agency Agreement and the related Exchange Note Supplement.

“Exchange Note Balance” means, with respect to any Exchange Note and any date, the initial principal balance of such Exchange Note, as reduced by all amounts distributed on such Exchange Note and allocable to principal on or prior to such date.

“Exchange Note Default” has the meaning specified in Section 6.04(a) of the Basic Collateral Agency Agreement.

“Exchange Note Final Scheduled Payment Date” means, with respect to any Exchange Note, the date specified in such Exchange Note or in the related Exchange Note Supplement as the fixed date that the final payment of principal on such Exchange Note is due and payable.

“Exchange Note Interest Distributable Amount” means, with respect to any Exchange Note and any related Payment Date, except as otherwise specified in the related Exchange Note Supplement, the sum of:

(i)              the portion of the Exchange Note Interest Distributable Amount with respect to such Exchange Note and the immediately preceding Payment Date that was not paid on such date, and

(ii)             the product of (a) the Exchange Note Balance as of the first day of such Interest Period, (b) the applicable Exchange Note Interest Rate and (c) the day count fraction specified in the related Exchange Note Supplement.

“Exchange Note Interest Rate” means, with respect to any Exchange Note and any Interest Period, the fixed rate or floating rate specified in the related Exchange Note Supplement.

“Exchange Note Issuance Date” means the date on which an Exchange Note is issued pursuant to the Basic Collateral Agency Agreement and the related Exchange Note Supplement.

“Exchange Note Principal Distributable Amount” means the amount owed with respect to a principal payment for an Exchange Note on each applicable Payment Date.

“Exchange Note Redemption Date” means with respect to the redemption of any Exchange Note, the date on which such redemption is to occur pursuant to the terms of the applicable Servicing Supplement.

“Exchange Note Redemption Price” means, the amount payable with respect to an Exchange Note in connection with the redemption of such Exchange Note as set forth in the applicable Servicing Supplement.

“Exchange Note Register” and “Exchange Note Registrar” have the respective meanings specified in Section 4.03(a) of the Basic Collateral Agency Agreement.

“Exchange Note Registered Pledgee” means, with respect to any Exchange Note, the Person listed in the Exchange Note Register as the registered pledgee of such Exchange Note.

“Exchange Note Servicer Event of Default” has the meaning specified in Section 8.03(a) of the Basic Servicing Agreement.

“Exchange Note Supplement” means a supplement to the Basic Collateral Agency Agreement meeting the requirements of Section 4.02 of the Basic Collateral Agency Agreement that, among other things, sets forth the terms of a particular Exchange Note and the related Reference Pool.

“Exchange Noteholder” means, with respect to any Exchange Note, DCFS USA or any endorsee of such Exchange Note.

“Extended Lease” means any Lease that has had its original Maturity Date extended by the Servicer.

“Extension” means, with respect to any Lease, the extension of the Maturity Date of such Lease.

“Extension Fee” means, with respect to any Extended Lease, any payment required to be made by the Lessee in connection with the extension of such Lease.

“Facility Amount” means $20 billion, as such amount may be increased or decreased from time to time pursuant to Section 2.01(f) of the Basic Collateral Agency Agreement.

“Facility Default” has the meaning specified in Section 6.01(a) of the Basic Collateral Agency Agreement.

“Facility Servicer Event of Default” has the meaning specified in Section 8.01(a) of the Basic Servicing Agreement.

“Facility Termination Date” means the tenth anniversary of the Closing Date (or, if such date is not a Business Day, the next following Business Day), as such date may be extended in accordance with Section 2.01(e) of the Basic Collateral Agency Agreement or such earlier date on which the Revolving Facility is terminated pursuant to agreement between the Borrower and the Lender or pursuant to Article Six of the Basic Collateral Agency Agreement.

“Filings” has the meaning specified in Section 3.08(c) of the Basic Servicing Agreement.

“Governmental Authority” means the United States, any State or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Capitalized Cost” means, with respect to any Lease and the related Vehicle, the amount agreed to by the Lessee at the time of origination of such Lease as the value of the Vehicle and any other items that are capitalized and amortized over the term of such Lease, including acquisition fees, taxes, insurance, service agreements and any outstanding balance from a prior motor vehicle loan or lease contract.

“Holder” means each holder of a Certificate.

“Holding Company” means Daimler Trust Holdings LLC, a Delaware limited liability company.

“Indemnified Person” as used in (i) the Collateral Agency Agreement, has the meaning specified in Section 8.01 of the Basic Collateral Agency Agreement, (ii) the Servicing Agreement, has the meaning specified in Section 3.03(b), (c) or (d), as applicable, of the Basic Servicing Agreement and (iii) the Administration Agreement, has the meaning specified in Section 3.02(a) of the Administration Agreement.

“Independent” means, with respect to any Person, that such Person (i) is independent of the Borrower, the Servicer and their respective Affiliates, (ii) does not have any direct financial interest or any material indirect financial interest in the Borrower or any of their Affiliates and (iii) is not an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions of or for the Borrower, the Servicer or any of their respective Affiliates.

“Initial Beneficiary” means the Holding Company.

“Initial Beneficiary LLC Agreement” means the Limited Liability Company Agreement of Daimler Trust Holdings LLC, dated as of August 1, 2007, by DCFS USA, as member.

“Insolvency Event” means, with respect to any Person, (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition in bankruptcy; (iii) being adjudged as bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency Proceeding; (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Insolvency Laws; (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (viii) below; (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver, liquidator or similar official of such Person or of all or any substantial part of the assets of such Person; (vii) the failure by such Person generally to pay its debts as such debts become due; (viii) the failure to obtain dismissal within 60 days of the commencement of any Proceeding against such Person seeking (a) reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or (b) the appointment of a trustee, liquidator, receiver or similar official, in each case of such Person or of such Person’s assets or any substantial portion thereof; and (ix) the taking of action by such Person in furtherance of any of the foregoing.  The foregoing definition of “Insolvency Event” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Delaware Limited Liability Company Act.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency,

reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Institutional Accredited Investor” means an institution that is an “Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Insurance Costs” means, with respect to any Insurance Policy, the premiums therefor, any deductibles, any trust fund payments, brokerage fees, actuarial fees, the cost of self-insurance and any co-insurance payments or any other fees to the extent such amounts or fees apply to the Titling Trust, any Lease or Vehicle.

“Insurance Expenses” means any Insurance Proceeds (i) applied to the repair of the related Vehicle, (ii) released to the related Lessee in accordance with Applicable Law or the Credit and Collection Policy or (iii) representing other related expenses incurred by the Servicer that are not otherwise included in Liquidation Expenses or Disposition Expenses but are recoverable by the Servicer under the Basic Servicing Agreement or any related Servicing Supplement.

“Insurance Policies” means any residual value, comprehensive, collision, liability, physical damage, credit or other insurance policies (including rights under any self-insurance provided by DCFS USA and assigned to the Titling Trust), and all rights thereunder, which are maintained by the Servicer, holders of any Exchange Notes, any Lessee or any Affiliate of any of the foregoing, in each case to the extent such policy or program covers or applies to any Collateral Lease, Collateral Vehicle or the ability of any Lessee to make any required payment under the related Collateral Lease or with respect to the related Collateral Vehicle, and any contingent or excess liability insurance policy or program maintained by or on behalf of the Titling Trust or with respect thereto.

“Insurance Proceeds” means, with respect to any Vehicle, Lease or Lessee, recoveries paid to the Servicer or the Titling Trust under an Insurance Policy and any rights thereunder or proceeds therefrom (including any self-insurance).

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 1, 2007, among DCFS USA, the Titling Trust, the Holding Company and the other entities that become a party thereto from time to time pursuant to a Joinder Agreement.

“Interest Period”, with respect to (i) the Revolving Facility and any Payment Date, means the related Collection Period and (ii) any Exchange Note, has the meaning specified in the related Exchange Note Supplement.

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means a joinder agreement substantially in the form of Exhibit A to the Intercreditor Agreement.

“Lease” means a Master Lease or a Stand-Alone Lease.

“Lease Files” means, with respect to any Lease and Lessee, (i) the original, fully executed Lease (which, in the case of a Master Lease, includes each Schedule thereto, or electronic copies of such documents that satisfy Section 9-105 of the UCC), (ii) a copy of the application or application information of the related Lessee, together with supporting information customarily maintained by the Servicer which may include factory invoices related to new vehicles, credit scoring information or Dealer purchase documentation and odometer standards required by Applicable Law, (iii) the original Certificate or Title (or a copy of the application therefor if the Certificate of Title has not yet been delivered by the applicable Registrar of Titles) or such other documents, if any, that the Servicer keeps on file in accordance with the Credit and Collection Policy indicating that title to each related Vehicle is in the name of the Titling Trust (or such other name as permitted by the Titling Trust Agreement) and, if such Vehicle is a Collateral Agent Vehicle, noting on the related Certificate of Title, the Lien of the Collateral Agent and (iv) any and all other documents that the Servicer keeps on file in accordance with the Credit and Collection Policy relating to such Lease, each related Vehicle or the related Lessee, including any written agreements modifying such Lease (including any extension agreements).

“Lease Number” means, with respect to any Lease, the identifying number, if any, assigned to such Lease by the Servicer on its internal books and records.

“Lease Term” means the term of each Lease.

“Lender” means DCFS USA, in its capacity as Lender under the Collateral Agency Agreement, and its successors in such capacity.

“Lessee” means the lessee of a Vehicle or any Person who is obligated to make payments on the related Lease (other than any Dealer in respect of any recourse rights against the Dealer).

“Lessee Obligation” means, with respect to any Lease or Vehicle, due and unpaid fines, taxes, administrative obligations and any other similar obligations owed by the related Lessee under such Lease.

“Lessor” means each Person who is the lessor under a Lease or the assignee thereof, including the Titling Trust or the Titling Trustee on behalf of the Titling Trust.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Like Kind Exchange” means an exchange of properties that qualifies for non-recognition of gain under Section 1031 of the Code.

“Liquidated Lease” means, with respect to any Collection Period, a Lease:  (i) in respect of which the related Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of such Lease, (ii) that terminated more than 120 days prior to the end of such Collection Period and the related Vehicle has not been sold or otherwise disposed of by the Servicer as of the end of such Collection Period or (iii) in respect of which the Servicer’s records, in accordance with the Credit and Collection Policy, indicate that all Insurance Proceeds expected to be received have been received following a casualty or other loss with respect to the related Vehicle.

“Liquidated Vehicle” means the Vehicle related to a Defaulted Lease or a Liquidated Lease.

“Liquidation Expenses” means reasonable out-of-pocket expenses incurred by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Defaulted Lease or Liquidated Lease, including expenses of any collection effort (whether or not resulting in a lawsuit against the related Lessee) or other expenses incurred prior to repossession, recovery or return of the related Liquidated Vehicle, expenses incurred in connection with the sale or other disposition of such Liquidated Vehicle that has been repossessed, recovered or returned or has reached its Maturity Date and expenses incurred in connection with making claims for any Liquidation Expenses and amounts required by Applicable Law or under the terms of the related Liquidated Lease to be remitted to the related Lessee.

“Liquidation Proceeds” means gross amounts (other than Administrative Charges) received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease, whether from the sale or other disposition of the related Vehicle (irrespective of whether or not such proceeds exceed the related Residual Value), the proceeds of any repossession, recovery or any collection effort, the proceeds of recourse or similar payments payable under the related Lease, receipt of Net Insurance Proceeds, application of the related security deposit, the proceeds of any disposition fees or otherwise.

“Local Fees and Taxes” means, with respect to any Lease, the sum of the amounts set forth in such Lease that are to be applied to pay any sales and use and/or monthly rental receipts tax and to offset personal property and ad valorem taxes and other administrative costs.

“Master Exchange Program” means an ongoing program of Like Kind Exchanges that is considered an “LKE Program” within the meaning of Revenue Procedure 2003-39, 2003-22 I.R.B. 971.

“Master Lease” means a lease agreement between the Titling Trust (or entered into by a Dealer, DCFS USA or other Person and assigned to the Titling Trust) and a Lessee under which the Titling Trust will from time to time purchase one or more Vehicles at the direction of the Lessee and lease such Vehicles to the Lessee pursuant to the terms set forth in one or more Schedules to such Master Lease, and includes all Schedules thereto.

“Matured Vehicle” as of any date means any Vehicle the related Lease of which has reached its Maturity Date or has been terminated by the related Lessee prior to the Maturity Date (and the Lessee is not in default under such Lease).

“Matured Vehicle Inventory” means, as of any date, all Matured Vehicles that have not yet been sold or otherwise disposed of by the Servicer pursuant to the Basic Servicing Agreement.

“Maturity Date” means, with respect to any Lease, the date set forth in the related Lease (or Schedule thereto, as applicable) is scheduled to terminate as set forth in such Lease (or Schedule, as the case may be) at its date of origination or, in the case of an Extended Lease, the revised termination date.

“Monthly Exchange Note Report” a monthly servicing report in respect of a Reference Pool prepared by the Servicer, delivered pursuant to the related Servicing Supplement and in substantially the form of an Exhibit thereto.

“Monthly Payment” means, with respect to any (i) Stand-Alone Lease, the amount of each fixed monthly payment payable monthly in advance by the Lessee to the Lessor in accordance with the terms thereof, equal to the sum of the Base Monthly Payment plus the Local Fees and Taxes and (ii) Master Lease, the periodic payment in respect of rent with respect to the applicable Vehicle under the related Lease.

“Monthly Remittance Condition” means that (i) the DCFS Remittance Conditions are met, (ii) no Facility Servicer Event of Default has occurred and (iii) in the case of (a) the Revolving Facility, no Revolving Facility Servicer Event of Default has occurred or (b) a Reference Pool, no Exchange Note Servicer Event of Default relating to such Reference Pool has occurred.

“Monthly Revolving Facility Report” a monthly servicing report in respect of the Revolving Facility Pool prepared and delivered by the Servicer pursuant to Section 9.01 of the Basic Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Book Value” means, with respect to any Lease as of any day, the Gross Capitalized Cost of such Lease minus accumulated depreciation of the related Vehicle.

“Net Insurance Proceeds” means Insurance Proceeds, net of related Insurance Expenses.

“Net Liquidation Proceeds” means Liquidation Proceeds, net of related Liquidation Expenses.

“New York UCC” means the UCC as in effect in the State of New York.

“Nonrecoverable Advance” means a Servicer Advance made in respect of a Lease allocated to the Revolving Facility Pool or a Reference Pool pursuant to Section 6.04(a) of the Basic Servicing Agreement that the Servicer determines in its sole discretion is not recoverable from payments made on or in respect of the related Lease (including from Net Liquidation Proceeds).

“Officer’s Certificate” means, with respect to the Borrower, the Servicer or any other entity, a certificate signed by an Authorized Officer of the Borrower, the Servicer or such other entity, as the case may be.

“Opinion of Counsel” means a written opinion of counsel who may, except as otherwise provided in a Basic Document, be employees of or counsel to the Borrower or an Affiliate of the Borrower and, in the case of an opinion of counsel to be delivered to a party to the Basic Documents or another entity, (i) is delivered by counsel reasonably acceptable to the related recipient and (ii) is addressed to such recipient.

“Other Assets” has the meaning specified in Section 10.07(b)(ii) of the Basic Collateral Agency Agreement.

“Other Liabilities” has the meaning specified in Section 10.07(c) of the Basic Collateral Agency Agreement.

“Outstanding” means, with respect to the Exchange Notes as of any date, all Exchange Notes authenticated and delivered under any Exchange Note Supplement on or before such date except:

(i)              Exchange Notes that have been cancelled by the Borrower or delivered to the Administrative Agent for cancellation;

(ii)             Exchange Notes or portions of Exchange Notes to the extent an amount necessary to pay all or such portion of such Exchange Notes has been deposited with the Administrative Agent in trust for the Exchange Noteholders of such Exchange Notes on or before such date, provided that if such Exchange Notes are to be redeemed, notice of such redemption has been duly given pursuant to any Exchange Note Supplement or provision for such notice has been made, satisfactory to the Administrative Agent; and

(iii)            Exchange Notes in exchange for or in lieu of which other Exchange Notes have been authenticated and delivered pursuant to an Exchange Note Supplement unless proof satisfactory to the Administrative Agent is presented that a Protected Purchaser holds any such Exchange Notes;

provided that in determining (a) whether the Exchange Noteholders of Exchange Notes evidencing the requisite Exchange Note Balance have given any request, demand, authorization, direction, notice, consent, or waiver under any Basic Document, Exchange Notes owned by the Borrower, the Servicer and any of their respective Affiliates other than a special purpose entity created for purposes of issuing securities collateralized by an Exchange Note will be disregarded and deemed not to be Outstanding and (b) whether the Administrative Agent is protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Exchange Notes that an Authorized Officer of the Administrative Agent knows to be so owned will be disregarded and deemed not to be Outstanding.  Exchange Notes owned by the Borrower, the Servicer or any of their respective Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Agent the pledgee’s right to act with respect to such Exchange Notes and that the pledgee is not the Borrower, the Servicer or any of their respective Affiliates.

“Pass-Through Entity” means, for federal income tax purposes, a partnership, grantor trust or S corporation (as such term is defined in the Code)

“Payment Ahead” means any payment of all or a part of one or more Monthly Payments remitted by a Lessee with respect to a Lease in excess of the Monthly Payment due with respect to such Lease.

“Payment Allocation Percentage” means, with respect to any Master Lease and the Revolving Pool or any Reference Pool, a fraction, expressed as a percentage, (i) the numerator of which equals the Total Amount Due with respect to all Vehicles relating to such Master Lease that have been allocated to such Revolving Pool or Reference Pool, as the case may be, and (ii) the denominator of which equals the Total Amount Due with respect to such Master Lease as a whole.

“Payment Date” means, with respect to (i) the Revolving Facility, the last day of each calendar month, beginning in December 2007 and (ii) any Exchange Note, the dates specified in the related Exchange Note Supplement.

“Payment Due Date” means, with respect to any Lease, the date each month on which Monthly Payments are due under such Lease.

“Payment Information” has the meaning specified in Section 6.02(c)(i) of the Basic Servicing Agreement.

“Payoff” means amounts paid to purchase a Vehicle pursuant to the related Lease.

“Permitted Investments” means, with respect to any Collection Account (and except, in the case of a Reference Pool Collection Account, to the extent otherwise provided in the related Exchange Note Supplement or Servicing Supplement), book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the Deposit Date relating to the next Payment Date that evidence:

(i)              direct non-callable obligations of, and obligations fully guaranteed as to timely payment by, the United States;

(ii)             demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (a) incorporated under the laws of the United States, any State or any United States branch of a foreign bank, (b) subject to supervision and examination by federal or State banking or depository institution authorities and (c) at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of which have the Required Rating;

(iii)            commercial paper, including asset-backed commercial paper, having, at the time of the investment or contractual commitment to invest therein, the Required Rating;

(iv)            investments in money market funds having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in the highest investment category granted thereby (including funds for which the Administrative Agent or any of its Affiliates is investment manager or advisor);

(v)             repurchase obligations with respect to any security that is a direct non-callable obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(vi)            in the case of the Revolving Facility, such other investments as may be acceptable to the Titling Trustee and the Collateral Agent; and

(vii)           in the case of a Reference Pool, such other investments as may be acceptable to each Rating Agency.

Notwithstanding the foregoing, (a) except as otherwise provided in the related Servicing Supplement, each of the foregoing obligations, instruments and securities shall mature no later than the Business Day immediately preceding the date on which such funds are required to be available for application pursuant to any related Basic Document (other than in the case of the investment of monies in obligations, instruments or securities of which the entity at which the related Bank Account is located is the obligor, which may mature on such date), and shall be held to such maturity, (b) no Permitted Investment may be purchased at a premium, (c) no obligation or security may be a Permitted Investment unless (1) the Titling Trustee or a related Securitization Trustee has Control over such obligation or security and (2) at the time such obligation or security was delivered to the Titling Trustee or a related Securitization Trustee or the Titling Trustee or a related Security Trustee became the related Entitlement Holder, such entity did not have notice of any adverse claim with respect thereto within the meaning of Section 8-105 of the UCC and (d) any reference to the highest available credit rating of an obligation shall exclude any “+” signs associated with such rating.

“Permitted Lien” means, with respect to any Lease or Vehicle, any tax lien, mechanics’ lien or lien that attaches to a Lease or Vehicle by operation of law and arises solely as a result of an action or omission of the related Lessee.

“Person” means any legal person, including any corporation, estate, natural person, firm, joint venture, joint stock company, limited liability company, limited liability partnership, partnership (limited or general), trust, business trust, unincorporated organization, association, enterprise, Governmental Authority, any department or agency of any Governmental Authority or any other entity of whatever nature.

“Posted” means, with respect to any amount, except as otherwise specified in the Basic Servicing Agreement or, if applicable, the related Servicing Supplement, that the Servicer has received, identified and posted such amount to a particular Lessee’s account in the Servicer’s receivable system in accordance with the Credit and Collection Policy, the Basic Servicing Agreement and, if applicable, the related Servicing Supplement.

“Potential Early Termination Event” means any occurrence that is, or with lapse of time or both would become, an Early Termination Event.

“Potential Exchange Note Default” means any occurrence that is, or with notice or lapse of time or both would become, an Exchange Note Default.

“Potential Facility Default” means any occurrence that is, or with notice or the lapse of time or both would become, a Facility Default.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Pull Ahead Lease” means a Lease with respect to which the related Lessee has elected to terminate such Lease prior to its Maturity Date by delivering the related Vehicle to a Dealer in connection with a Pull Ahead Program.

“Pull Ahead Payment” means, with respect to any Pull Ahead Lease, payments made by a Pull Ahead Payment Provider in an amount equal to all waived Monthly Payments in connection with a Pull Ahead Program.

“Pull Ahead Payment Provider” means Mercedes-Benz USA LLC or an Affiliate thereof that makes payments to the Servicer in connection with a Pull Ahead Program.

“Pull Ahead Program” means any program instituted by the Servicer or an Affiliate thereof pursuant to which a Lessee shall be permitted to terminate its Lease prior to the Maturity Date without payment by the Lessee of all or a portion of the remaining Monthly Payments due in accordance with the terms of the related Lease.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A under the Securities Act.

“Qualified Intermediary Account” means any of the bank accounts in connection with the Tax Owner’s Master Exchange Program held jointly or solely by a “qualified intermediary” as defined in Section 1.1031(k)-1(g)(4) of the Treasury Regulations.

“Qualified Purchaser” or “QP” means a “qualified purchaser” as defined in Section 3(c)(7) of the Investment Company Act.

“Rating Agency” means each nationally recognized rating agency identified in an Exchange Note Supplement that issues a rating on one or more classes or series of securities issued in connection with a financing involving the related Exchange Note.

“Reference Pool” has the meaning specified in Section 4.01(b) of the Basic Collateral Agency Agreement.

“Reference Pool Collection Account” means any account designated as such with respect to any Reference Pool pursuant to Section 5.02(b) of the Basic Servicing Agreement.

“Reference Pool Note Distribution Account” means any account designated as such with respect to any Reference Pool pursuant to Section 5.02(b) of the Basic Servicing Agreement.

“Reference Pool Servicing Fee” has, with respect to any Reference Pool, the meaning specified in the related Servicing Supplement.

“Registered Pledgee” has the meaning specified in the Titling Trust Agreement.

“Registrar of Titles” means the applicable department, agency or official in a State responsible for accepting applications and maintaining records relating to Certificates of Title and Liens thereupon.

“Required Rating” means, that the short-term unsecured debt obligations of an entity are rated in the highest short-term rating category (excluding any “+” signs associated with such rating) by (i) at least one nationally recognized rating agency (in the case of the Revolving Facility or an unrated financing involving an Exchange Note) or (ii) each Rating Agency (in the case of a particular rated financing involving an Exchange Note).

“Reserve Account” means the account designated as such with respect to a Reference Pool pursuant to the related Servicing Supplement.

“Residual Value” means, with respect to any Lease, its Booked Residual Value or Adjusted Residual Value, as the case may be.

“Revolving Facility” means the uncommitted revolving credit facility provided by the Lender to the Borrower pursuant to Section 2.01 of the Basic Collateral Agency Agreement.

“Revolving Facility Balance” means, as of any date, the unpaid principal amount of all Advances outstanding under the Collateral Agency Agreement, minus the initial Exchange Note Balance of all Exchange Notes issued on or prior to such date.

“Revolving Facility Collection Account” means any account designated as such with respect to the Revolving Facility pursuant to Section 5.02(a) of the Basic Servicing Agreement.

“Revolving Facility Interest Distributable Amount” means, with respect to any Payment Date and the related Interest Period, the sum of:

(i)              the portion of the Revolving Facility Interest Distributable Amount with respect to the immediately preceding Payment Date that was not paid on such date; and

(ii)             the product of (a) the sum of the Revolving Facility Balance as of the first day of the Interest Period and the Revolving Facility Balance as of the last day of the Interest Period, divided by two, (b) the Revolving Facility Interest Rate and (c) the quotient of 30 divided by 360.

“Revolving Facility Interest Rate” means, with respect to any Interest Period, the floating rate determined by the Servicer for such Interest Period plus the spread (if any), each as determined in accordance with the terms set forth in Exhibit B to the Basic Collateral Agency Agreement, as such terms may be modified from time to time pursuant to Section 2.03(b) of the Basic Collateral Agency Agreement.

“Revolving Facility Pool” means all Collateral Leases owned by the Titling Trust other than those Collateral Leases designated as part of, and allocated, to a Reference Pool.

“Revolving Facility Pool Servicing Fee” means, with respect to any Collection Period, a fee payable by the Holding Company as Holder of the Daimler Retail Specified Interest

Certificate to the Servicer in an amount equal to the product of (i) one-twelfth of 1.00% and (ii) the aggregate Net Book Value of the Leases in the Revolving Facility Pool as of the open of business on the first day of such Collection Period.

“Revolving Facility Principal Distributable Amount” means, with respect to any Payment Date and the related Collection Period, an amount equal to the excess, if any, of (i) the Revolving Facility Balance as of the open of business on the first day of such Collection Period over (ii) the Revolving Facility Balance as of the close of business on the last day of such Collection Period.

“Revolving Facility Servicer Event of Default” has the meaning specified in Section 8.02(a) of the Basic Servicing Agreement.

“Revolving Period” means the period beginning on and including the Closing Date and ending on but excluding the earlier of (i) the Facility Termination Date or (ii) the date on which the Lender terminates the Revolving Period pursuant to Section 2.01(e) or Section 6.02(c) of the Basic Collateral Agency Agreement.

“Schedule” means a schedule to a Master Lease which sets forth the term (or minimum and/or maximum term), Monthly Payments and any final payments (or means of computing the same) and other terms and conditions under which the Titling Trust will lease one or more Vehicles identified in such Schedule to the applicable Lessee.

“Schedule Number” means, with respect to any Schedule, the identifying number assigned to such Schedule by the Servicer on its internal books and records.

“Schedule of Reference Pool Assets” means, with respect to any Reference Pool, the Schedule of Reference Pool Assets attached to the related Exchange Note Supplement.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means (i) the payment of principal of, and interest on, the Revolving Facility Balance and the Exchange Note Balance and (ii) compliance by the Borrower with the provisions of the Collateral Agency Agreement.

“Secured Parties” means the Lender and each Exchange Noteholder.

“Securities” has the meaning specified in the Titling Trust Agreement.

“Securities Act” means the Securities Act of 1933.

“Securitization Trustee” means, in the case of a financing involving an Exchange Note, any related owner trustee or indenture trustee.

“Series” has the meaning specified in the Titling Trust Agreement.

“Servicer” means DCFS USA, in its capacity as servicer with respect to the Daimler Retail Specified Interest pursuant to the Servicing Agreement, and its successors in such capacity.

“Servicer Advance” means an amount equal to the Monthly Payment for a Lease minus the payment actually received on such Lease during a Collection Period, as more specifically described in Section 6.04(a) of the Basic Servicing Agreement.

“Servicer Basic Document” means each Basic Document to which the Servicer is a party and, in the case of a particular Exchange Note and the related Exchange Note Issuance Date, also includes the documents to which the Servicer is a party and are designated as “Basic Documents” with respect to such Exchange Note.

“Servicer Event of Default” means a Facility Servicer Event of Default, a Revolving Facility Servicer Event of Default or an Exchange Note Servicer Event of Default, as the context requires.

“Servicer Letter of Credit” means, with respect to any Exchange Note and Reference Pool, a cash account or a letter of credit, surety bond or insurance policy issued by a depository institution, insurance company or financial institution whose short-term credit obligations have the Required Rating and providing that the Titling Trustee or the related indenture trustee or owner trustee, as the case may be, may withdraw therefrom or draw thereupon in the event that the Monthly Remittance Condition is not satisfied and the Servicer fails to deposit Collections in respect of a Collection Period into the related account by the related Deposit Date or Payment Date, as the case may be, which cash account, letter of credit, surety bond or insurance policy is acceptable to each Rating Agency.

“Servicing Agreement” means the Basic Servicing Agreement, as supplemented in the case of, as indicated by the context, (i) a particular Exchange Note and Reference Pool, by the related Servicing Supplement or (ii) all Exchange Notes and Reference Pools, by all related Servicing Supplements.

“Servicing Fee” means, with respect to any Collection Period, the sum of the Revolving Facility Pool Servicing Fee and the Reference Pool Servicing Fees, if any.

“Servicing Supplement” means a supplement to the Basic Servicing Agreement, as specified in Section 2.02 of the Basic Servicing Agreement.

“Similar Law” means any non-U.S., federal, State or local law that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Specified Asset Amount” means, with respect to the Daimler Retail Specified Interest as of any date, the aggregate Net Book Value of the Revolving Facility Pool as of such date or, if no date is specified, as of the open of business on the first day of the Collection Period in which such date occurs.

“Specified Interest” means a separate series of beneficial interest within the Titling Trust, as more specifically described in Section 4.1 of the Titling Trust Agreement.

“Stand-Alone Lease” means a lease agreement (other than a Master Lease) between the Titling Trust (or entered into by a Dealer, DCFS USA or other Person and assigned to the Titling Trust) and a Lessee.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc.

“State” means any State or Commonwealth of the United States or the District of Columbia.

“Tax Owner” means in connection with a Master Exchange Program or a Like Kind Exchange, Daimler North America or any entity with respect to which, for U.S. federal and applicable State income tax purposes, DCFS USA or the Titling Trust is disregarded and such entity is considered the owner of the related Vehicle.

“Titling Trust” means Daimler Trust, a Delaware statutory trust, established pursuant to the Titling Trust Agreement.

“Titling Trust Administrator” means DCFS USA, in its capacity as Titling Trust Administrator under the Titling Trust Agreement, and its successors in such capacity.

“Titling Trust Administrator Fee” means, with respect to the Titling Trust and any Specified Interest, the Specified Asset Titling Trust Administrator Fee (as such term is defined in the Titling Trust Agreement) with respect to such Specified Interest.

“Titling Trust Agreement” means the Second Amended and Restated Trust Agreement, dated and effective as of April 1, 2008, among Daimler Trust Holdings LLC, as Initial Beneficiary, DCFS USA, as Titling Trust Administrator, and BNYM, as Titling Trustee.

“Titling Trust Assets” means Leases, Vehicles and related assets owned by the Titling Trust.

“Titling Trust Specification Notice” has the meaning specified in the Titling Trust Agreement.

“Titling Trustee” means BNYM, in its capacity as trustee under the Titling Trust Agreement, and its successors in such capacity.

“Total Amount Due” means, with respect to any Master Lease or any related Vehicle and any Collection Period, the total amount due from the Lessee thereunder with respect to such Collection Period, including any Monthly Payment, any final payment and any payments in respect of costs, fees, expenses, indemnities or other amounts under the terms of such Master Lease, plus any due and unpaid Total Amount Due from the preceding Collection Period, in each case whether or not such amounts actually have been received during the current Collection Period.

“Transfer” means, with respect to an Exchange Note, any sale, transfer, assignment, participation, pledge or other disposition.

“Transferee Representation Letter” means a representation letter by a transferee of an Exchange Note, in substantially the form of Exhibit C to the Basic Collateral Agency Agreement.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of Treasury pursuant to the Code.

“Trustee Fee” has the meaning specified in the Titling Trust Agreement.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“United States” or “U.S.” means the United States of America.

“U.S. Bank Trust” means U.S. Bank Trust National Association, a national banking association.

“Vehicle” means each motor vehicle, together with all attached items or accessories, that is subject to a Lease.